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                                                        EXHIBIT 10.12

SunBank/Miami, N.A.
Corporate Banking Division
777 Brickell Avenue
Miami, Florida 33131




March 25, 1994


Mr. Frank Fuino
Senior Vice President
Jan Bell Marketing, Inc.
13801 NW 14th Street
Sunrise, Florida  33323

Dear Frank:

SunBank/Miami N.A. hereby agrees to modify our present credit agreement with Jan Bell Marketing, Inc., as follows:

         1. The amount of the facility is hereby reduced from $50,000,000.00 to $25,000,000.00.

         2.      The expiry is hereby extended from August 1, 1994 to February
                 1, 1995.

         3. Paragraph 5.9 of our Current Agreement relating to a minimum Fixed Charge Coverage ratio is hereby eliminated.

         4. A new covenant will be added that will set a ceiling on pre-tax losses of $8,500,000 for the quarter ending April 30, 1994, $11,000,000 for the six-months ending July 30, 1994 and $13,000,000 for the nine-months ending October 29, 1994. At January 28, 1995, Jan Bell will be required to show at least a break-even position on a pre-tax basis for the year then ended.

         5. Paragraph 5.1 of our current agreement will be modified to eliminate the payment of dividends during the fiscal year ending January 28, 1995.

         6. Paragraph 4.17 of our current agreement will be modified such that the termination of Jan Bell's agreement with Sam's to operate leased departments in all Sam's stores through February 2, 1999, shall be an event of default and all obligations under this line must be fully re-paid and/or cash collateralized within thirty (30) days from the date of written notification from Jan Bell that such an event has occurred. Jan Bell shall have five (5) days to provide such notice.





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   MR. FRANK FUINO
   MARCH 25, 1994                                                       Page 2


         7. Should Jan Bell be in violation of any of the covenants contained within our agreement, the Company's interest rate will increase by 50 basis points for the duration of our commitment.

         8. The full availability under this line of credit will be available for commercial import letters of credit, having an expiry of no later than February 1, 1995.

                 Through August 1, 1994, standby letters of credit will be limited to $4,000,000. Effective August 2, 1994, standby letters of credit are not to exceed $500,000.

                 All outstanding letters of credit, both commercial and standby, will be 100% reserved against availability under the line of credit. Direct borrowings under the line will be limited to the amount of the line less any outstanding letters of credit, either commercial or standby.

         All other terms and conditions of our Credit Agreement dated August 6, 1992, and The First Modification To Credit Agreement dated January 24, 1994, remain in effect and binding upon the parties. In any instance where the above agreements and this letter appear to be contradictory, the terms and conditions of this letter shall govern.



Sincerely,

/s/ Jerry D. Weisman
- --------------------
Jerry D. Weisman
Vice President


cc:      Alan Lipton
         Richard Bowers





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